OAKBROOK PLACE

                           LEASE AGREEMENT




LESSOR:   THE NORTHWESTERN MUTUAL LIFE INSURANCE COMPANY
          c/o Peterson Management Company, Inc.
          Paces Ferry Road, Suite 700
          Atlanta, Georgia  30339


LESSEE:   VIEWCALL AMERICA, INC.
          Oakbrook Drive
          Suite 165
          Norcross, Georgia  30093

                          TABLE OF CONTENTS


Article        Description                                       Page
1         Leased Premises                                         1
2         Term                                                    1
3         Base Rent & Security Deposit                            1
4         Signs                                                   2
5         Usage, Laws & Insurance                                 2
6         Janitorial Service                                      3
7         Services                                                3
8         Rental Escalation                                       4
9         Repairs & Maintenance                                   4
10        Compliance With Rules & Regulations                     4
11        Lessor Improvements                                     4
12        Alterations & Improvements                              5
13        Condemnation                                            5
14        Fire & Casualty                                         5

15        Hold Harmless                                           6
16        Quiet Enjoyment                                         6
17        Lessor's Right of Entry                                 6
18        Assignment or Sublease                                  6
19        Surrender & Holding Over                                7
20        Defaults by Lessee                                      7
21        Remedies for Lessee's Default                           7
22        Late Charges                                            9
23        Interest on Past Due Obligations                        9
24        Acts of God                                             9
25        Attorney's Fees & Homestead                             9
26        Lessee Estoppel Certificate                            10
27        Rights of Mortgagees                                   10
28        Definitions                                            10
29        Successors                                             10
30        Extrinsic Evidence                                     10
31        Notice                                                 11
32        Real Estate Commission                                 11
33        Conditional Mutual Waiver of Subrogation               11
34        Amendments                                             11
35        Enforceability                                         12
36        Cumulative                                             12
37        Applicable Law                                         12
38        Limitation of Lessor's Liability                       12
39        Exceptions to Demise                                   12
40        Statement of Acceptance                                12
41        Hazardous Substances                                   12
42        Commencement Date Agreement                            13
          Signatures                                             13
          Rules & Regulations                                    14
          Special Stipulations          (Exhibit "A")            15
          Commencement Date Agreement   (Exhibit "B")            18
          Floor Plan                    (Exhibit "C")            19
          Site Plan                     (Exhibit "D")            20
          Sign Criteria                 (Exhibit "E")            21
          Schedule A                    (Exhibit "F")            22

                           OAKBROOK PLACE

                           LEASE AGREEMENT

THIS LEASE AGREEMENT is made and entered into between THE NORTHWESTERN MUTUAL LIFE INSURANCE COMPANY hereafter referred to as "Lessor" and VIEWCALL AMERICA, INC. hereafter referred to as "Lessee".

                             WITNESSETH:

1. LEASED PREMISES. In consideration of the rents, terms provisions and covenants of this Lease Agreement, Lessor hereby leases, lets and demises to Lessee and Lessee hereby takes, the following describes premises (hereafter referred to as the "Leased premises" or "demised
premises or the premises") containing approximately  21,375   square
feet situated in   Suite 165 at 1555 Oakbrook Drive, Norcross, GA
30093 which, together with driveways, sidewalks, loading areas and grounds appurtenant thereto, is hereinafter referred to as "the building"). A floor plan of the premises is attached hereto as Exhibit "C". the premises are more particularly described as follows:

     Approximately   21,375   square feet in a   92,678  square foot
     multi-tenant business/service building located in Suite 165 at 1555 Oakbrook Drive, Norcross, Georgia, 30093. Approximately 19,200 square feet exists as finished office area.

2. TERM. Subject to and upon the conditions set forth below, the term of this Lease shall commence at the earliest of either (1) the date upon which the Lessee takes possession of the demised premises,
or (2) 12:01 a.m. on the   1st day of January, 19  97, (hereinafter
called "Commencement Date"), and shall end at midnight on the   31st
day of December, 1999, unless sooner terminated as hereinafter provided (hereinafter called the "Lease Term"). The "Commencement Date" shall constitute the commencement of this Lease Agreement for all purposes, whether or not Lessee has actually taken possession.

3.   BASE RENT AND SECURITY DEPOSIT.  (a) Lessee agrees to pay to
Lessor as annual rental for the Leased Premises, the sum of   See
Attached Special Stipulation #43  DOLLARS ($__________) payable
monthly in equal installments of   See Attached Special Stipulation
#43 DOLLARS ($________), without deduction or setoff, in advance on the first day of each month. Lessee agrees annually, throughout the term of this Lease, to increase the base rental due under this Lease, in the following manner: Beginning with the January 1, 1998, rental payment, Lessee's monthly base rental shall be increased by an amount
equal to   Three  percent ( 3%) ) of the previous year's monthly base
rental payment; on each subsequent   January 1  , Lessee shall
increase the monthly base rental payments over the previous year's monthly base rental payment by a like percentage.

The aforesaid payments of rent are to be made to Lessor at Peterson Management Company, Inc., PO Box 10228, Atlanta, Georgia, 30339, or at any other place which Lessor, from time to time might designate.

A prorated monthly installment, based on a thirty (30) day month, shall be paid in advance if the lease term begins on any date other than the first day, or terminates on any date other than the last day of any month.

     (b) On the date of execution of this Lease by Lessee, there shall be due and payable by Lessee the first month's rental and a security deposit in an amount equal to one monthly rental installment to be held for the performance by Lessee of Lessee's covenants and obligations under this Lease, it being expressly understood that the deposit shall not be considered an advance payment of rental or a measure of Lessor' damage in case of default by Lessee. Upon the occurrence of any event of default by Lessee or breach by Lessee of Lessee's covenants under this Lease, Lessor may, from time to time, without prejudice to any other remedy, use the security deposit to the extent necessary to make good any arrears of rent and/or damage, injury, expense or liability caused to Lessor by the event of default or breach of covenant and thereafter Lessee hereunder shall promptly restore the resulting deficiency in said deposit.

     (c) The base rental set forth in the preceding subparagraph (a) shall be subject to escalation as provided elsewhere in this Lease.



4. SIGNS. (a) Lessee shall have the right to install non-illuminated letters, numerals, sign cuts, logos, etc., which will be provided and erected by Lessor at Lessee's expense, to be mounted at or immediately adjacent to the leased premises. Exact location of the signage will be uniform and determined by Lessor. Sign will be of standard uniform design determined by Lessor.

     (b)  If the leased premises have a rear steel service door
(intended for deliveries or shipping), Lessee shall have the right to install a standard sign of uniform design determined by Lessor.

     (c) Lessee agrees that no other signs of description shall be erected or painted in the or about the premises. If Lessee installs any sign which does not conform to the foregoing, Lessor shall have the right to remove the same and Lessee shall be liable for any and all expenses incurred by Lessor in said removal.


5. USAGE, LAWS AND INSURANCE. (a) Lessee's business consists of sales, development and service of consumer electronics. The demised premises shall be used only for general office the purpose of receiving, storing, shipping and selling (other than retail) products, materials and merchandise made and/or distributed by Lessee and for such other lawful purpose as may be incidental thereto. Lessee shall at its own cost and expense obtain any and all licenses and permits necessary for any such use. Lessee shall comply with all laws, ordinances, rules and regulations of all state, federal, municipal or other agencies having jurisdiction relating to the use, condit8ion and occupancy of the premises, and shall promptly comply with all governmental orders and directives for the correction, prevention and abatement of nuisances in, upon, or connected with the premises, all at the Lessee's sole expense. Without Lessor's prior written consent, Lessee shall not receive, store or otherwise handle any product, material or merchandise which is explosive or highly inflammable. Lessee will not permit the premises to be used for any purpose which would render the insurance thereon void or the insurance risk more hazardous; nor shall the demised premises by used for any illegal purposes; nor in violation of any regulation of any governmental body; nor in any manner to create any nuisance or trespass. If the insurance premiums on the building in which the leased premises are located are increased due to Lessee's use of the premises, then, Lessee shall immediately upon demand of Lessor, pay such increased in premiums as additional rent.

     (b) Liability. Lessee, at Lessee's sole cost and expense, shall maintain and keep in effect throughout this lease insurance against liability for bodily injury (including death) or property damage in or about the Premises, and the Building, under a policy of comprehensive general public liability insurance, with such limits as to each as may be reasonably required by Lessor from time to time by not less than $1,000,000 for each occurrence for bodily injury (including death) and $1,000,000 for property damage. The policies of comprehensive general public liability insurance shall name Lessor and Lessee as the insured parties. Each policy required by this paragraph (b) shall provide that it shall not be cancelable without at least thirty (30) days prior written notice to Lessor and to any mortgagee named in an endorsement thereto and shall be issued by an insurer and in a form satisfactory to Lessor. At least five (5) days prior to the commencement date, a certificate of insurance shall be delivered to Lessor, and Lessor shall be named a additional insured. Each such policy shall have attached thereto an endorsement to the effect that no act or omission of Lessee shall affect the obligation of the insurer to pay Lessor the full amount of any loss sustained by Lessor.

     (c) Insurance. Commencing in the year 1997 and continuing thereafter during each year of the term of this Lease, in the event Lessor's per square foot cost of insurance on the building increase above the 1997 base year cost per square foot, then Lessee shall pay to Lessor as additional rent the amount of such increase computed by multiplying the number of square feet in the Premises by the amount of such increase. The term "increase" shall include all fire and extended casualty insurance on the building and all liability coverage on the grounds, sidewalks, driveways, parking areas and any other exterior or interior areas, together with such other insurance protection as if from time to time reasonably necessary by Lessor.

Lessor shall notify Lessee in writing, on or reasonably after Lessor's annual receipt of insurance billing, of the amount of any such increase over the preceding calendar year in insurance, and Lessee shall pay the amount of such increase to Lessor as additional rent within ten (10) calendar days after delivery of such notice to Premises or receipt thereof by Lessee.

In the event Lessee's occupancy causes any increase of premium for any insurance policy on the premises or the building or any part thereof above the rate of the least hazardous type of occupancy legally permitted in the premises, Lessee shall pay the additional premium of such insurance policies by reason thereof.

6. JANITORIAL SERVICE. Lessee shall pay directly all charges for dumpster, trash removal and janitorial services performed at the demised premises during the term of this Lease. Lessee reserves the right to locate trash containers and dumpsters which shall be placed by Lessee in the service area of the demised premises. Lessee agrees at all times to keep the sidewalks and loading areas directly adjacent to its demised premises in a sightly condition and free and clear of rubbish, trash and other debris.

7. SERVICES. (a) Lessee, at its sole cost and expense, shall pay all charges for gas and electricity used by Lessee during the term of this Lease. Lessee shall contract directly with the utility companies and pay all charges directly to said utility companies, exclusive of water to the premises and common area utilities. Lessee acknowledges that Lessor shall not be responsible for any failure in the electrical, gas or water supply.

     (b) Lessee shall be responsible for obtaining, maintaining and paying the cost of any and all telephone service to the premises.

     (c) Lessor will contract for common area maintenance, electric current and electric lighting service to the public portions and special service areas of the building in the manner and to the extend deemed by Lessor to be standard. Failure by Lessor to any extent to furnish these defined services, or any cessation thereof, resulting from cause beyond the control of Lessor shall neither render Lessor liable in any respect for damages to either person or property, be construed as an eviction of Lessee, work an abatement of rent or relieve Lessee from fulfillment of any covenant of this Lease.

     Should any of the equipment or machinery for which Lessor is responsible breakdown, or for any cause cease to function properly, Lessor shall use reasonable diligence to repair the same promptly, but Lessee shall have no claim for rebate of rent or damages on account of any interruptions in service occasioned from repairs. Lessor will not undertake the responsibility to repair any equipment that is not owned by Lessor.

     (d) Lessee agrees to pay to Lessor monthly during the term hereof, as additional rent, without notice or demand and without any deduction whatsoever, a Water and Common Area Maintenance Charge equal to one-twelfth (1/12th) of Lessee's proportionate share (as defined in paragraph 8 (b), below) of the Water and Common Areas Operating costs (as hereinafter defined) of the Building. Lessee shall pay an initial minimum annual charge of $9,252.00 per year, in equal monthly installments of $771.00 each. Within one hundred twenty (120) days following the end of each calendar year during the term hereof, Lessor shall furnish to Lessee a statement in reasonable detail of the actual Water and Common Area Operating Costs for the preceding calendar year. Thereupon, Lessee shall immediately reimburse Lessor for any shortfall in the current year to date, or Lessee shall be credited by Lessor any overage in the amount of said annual payments, said credit to be applied to the Water and Common Area Maintenance Charges for the current twelve (12) month period. The actual Water and Common Area Operating Costs are reported in said statement shall be used as the basis for calculating Lessee's annual Water and Common Area Maintenance Charge for the present twelve (12) month period. The obligation to the annual adjustment in the Water and Common Area Maintenance Charge in accordance with this paragraph shall survive the expiration or other termination of this lease. In no event shall the Water and Common Area Maintenance Charge for any year be less than the minimum annual charge stated above.

     In the event that the Commencement Date or the termination date of this lease should fall on a date other than January 1st or December 31st, then, in such event the Water and Common Area maintenance Charge shall be pro-rated for that calendar year based upon the number of days during the year that Lessee's lease was in effect.

     The term "Water and Common Area Operating Costs" means the total cost and expense incurred by Lessor in supplying water and sewer to the building and in operating and maintaining the Common facilities (as hereinafter defined), and specifically including, without limitation, the costs of gardening and landscaping, repairs, utilities, lighting, cleaning and sprinkler systems. The term "Common Facilities" means all areas provided by Lessor, from time to time, for the common or joint use and benefit of the occupants of the building and their employees, agents, servants, customers and other invitee, including, without limitation, lawns, parking areas, access roads, driveways, retaining walls, landscaped areas, sidewalks, and exterior walkways.

     (e) Lessee shall have an annual maintenance check-up performed on the heating, ventilation and air conditioning systems in the demised premises. Lessee shall provide Lessor with a copy of the maintenance report and shall pay for any repairs resulting from said check-up. Lessee shall be solely responsible for the maintenance and upkeep of the hearing, ventilation and air conditioning systems in the demised premises.

8. RENTAL ESCALATION. (a) Lessee agrees to pay to Lessor monthly during the term hereof, as additional rent, without notice or demand therefore and without any deduction whatsoever, Lessee's proportionate share of the amount by which real estate valorem taxes, governmental and public charges and special assessments imposed against the property containing the leased premises, including all costs and fees incurred by Lessor in contesting same, exceed the sum of the 1997 base year cost per square foot, which shall be Lessor's share of said taxes, charges and assessments. Lessee's payments under this subparagraph 8(a) shall be based on Lessor's reasonable estimates of tax bills or any future tax levied in lieu of or in additional to real property taxes for the applicable period, and Lessor shall set forth in written notice to Lessee the total estimated amount of said taxes, charges and assessments and Lessee's proportionate share of same. If, based upon applicable tax bills, payment of estimated amounts by Lessee resulted in an overpayment to Lessor for a particular calendar year, Lessee shall be entitled to a credit against its payments for taxes, charges and assessments in the current calendar year.

     (b) For the purposes of this and all other escalation clauses, "Lessee's proportionate share" shall mean 21,375 / 92,678 = 23.06%

     (c) If any governmental authority having jurisdiction now or hereafter imposes upon Lessor, pursuant to statute, ordinance, regulation, order or otherwise, a tax, levy or other imposition based upon the rentals received by Lessor under this Lease, the above paragraph 8(a) notwithstanding, Lessee shall without prior demand, pay to Lessor the amount thereof at the time or times the same may fall due with respect to the term of this Lease. The tax, levy or imposition to which reference is made shall include sales, excise or similar tax, but shall not include capital stock, estate or inheritance taxes imposed upon Lessor. These sums shall be paid as additional rent beyond any other rent reserved herein.

9. REPAIRS AND MAINTENANCE. (a) Lessor agrees that it shall at all times, at its sole cost and expense, except as noted herein, keep the roof, and exterior walls (excluding windows, window glass, plate glass and all doors), in good repair and condition, reasonable wear and tear excepted, and will with reasonable promptness during regular business hours, make all repairs thereto which may be necessary during the term of this Lease. Lessee shall be responsible for all other maintenance and repair required in connection with the leased premises. Lessor shall not be liable to Lessee, except as expressly provided in this Lease, for any damage or inconvenience, and Lessee shall not be entitled to any abatement or reduction of rent, by reason of any repairs, alterations or additions made by Lessor under this Lease.

     (b) Lessee shall promptly at its own cost and expense repair or replace any damage or injury to all or any part of the leased premises caused by Lessee or Lessee's agents, employees, invitee, licensees, visitors or any other person, thing or event not caused by Lessor's gross negligence, provided, however, if Lessee fails to make the repairs or replacements promptly, Lessor may, at his option, make the repairs and replacements and Lessee shall reimburse the cost to Lessor on demand.

     (c) Lessee shall not commit or allow any waste or damage to be committed on any portion of the leased premises and at the termination of this Lease, by lapse or time or otherwise, Lessee shall deliver the leased premises to Lessor in as good condition as the date of first possession of Lessee, ordinary wear and tear excepted. The cost and expense of any repairs necessary to restore the condition of the leased premises shall be paid by Lessee.

10. COMPLIANCE WITH RULES AND REGULATIONS. Lessee will comply with the Building Rules and Regulations, which are set forth below (Page
14) Lessor shall have the right at all times to change the rules and regulations of the building or to amend them in any reasonable manner as may be deemed advisable for the safety, care and cleanliness, and for the preservation of good order, of the property. All changes and amendments in the rules and regulations of the building will be sent by Lessor to Lessee in writing and shall thereafter be carried out and observed by Lessee.

11. LESSOR IMPROVEMENTS. Lessee acknowledges that unless there is a Special Stipulation requiring Lessor to construct any improvements in the demised premises prior to Lessee's occupancy, Lessor shall have no such obligation prior to subsequent to the commencement of the term of this lease and Lessee shall accept possession of the demised premises "as is". Taking possession of the demised premised by Lessee shall be conclusive evidence, as against Lessor, that Lessee accepts the same "as is" and that the demised premises and the building were in good and satisfactory condition at the time such possession was so taken.

12. ALTERATIONS AND IMPROVEMENTS. (A) Lessee shall not make or allow to be made any alteration or physical additions in or to the leased premises without first obtaining the written consent of Lessor which consent shall not be unreasonably withheld. Any alterations, physical additions or improvements to the leased premises made by Lessee shall at once become the property of Lessor and shall be surrendered to Lessor upon the termination of this Lease; provided, however, this clause shall not apply to movable equipment or furniture owned by Lessee which may be removed by Lessee at the end of the term of this Lease if Lessee is not then in default and if such equipment and furniture is not the subject to any other rights, liens and interests of Lessor. At the termination of this lease, and upon written notice from Lessor to Lessee, Lessee shall be required to remove all alterations, and improvements, and additions at Lessee's sole expense.

     (b) Lessee shall have no authority, express or implied, to create or place any lien or encumbrance of any kind or nature whatsoever upon, or in any manner to bind, the interest of Lessor in the favor of any person dealing with Lessee, including those who may furnish materials or perform labor for any construction or repairs, and each such claims shall affect and each such lien shall attach to, if at all, only the leasehold interest granted to Lessee by this instrument. Lessee covenants and agrees that it will pay or cause to be paid all sums legally due and payable by it on account of any labor performed or materials furnished in connection with any work performed on the premises and that it will save and hold Lessor harmless from any and all loss, cost or expense (including, but not limited to, reasonable attorney's fees) based on or arising out of asserted claims or liens against, the leasehold estate or against the rights, titles and interest of the Lessor in the premises or under the terms of this Lease. Without limiting the generality of the foregoing, Lessee shall unconditionally remove or discharge, by bonding or otherwise, any mechanic's or materialman's lien without twenty (20) days after receiving notice thereof.

13. CONDEMNATION. (a) If, during the term of this Lease, or any extension or renewal thereof, an amount of space in excess of twenty-five percent (25%) of the leased premises is taken for any public or quasi-public use under any governmental law, ordinance or regulation, or by eminent domain or by private purchase in lieu thereof, this Lease shall terminate effective on the date physical possession is taken by the by condemning authority, and no further rent shall be due by Lessee.

     (b) In the event a portion of the demised premises shall be taken for any public or any quasi-public use under any governmental law, ordinance or regulation, or by right of eminent domain or by private sale in lieu thereof, and this Lease is not terminated as provided in subparagraph (a) above, Lessor may, at Lessor's sole risk and expense, restore and reconstruct the building and other improvements situated on the demised premises to the extent necessary to make it reasonable tenantable. The rent payable under this Lease during the unexpired portion of the term shall be equitably adjusted (on the basis of the number of square feet before and after such event) as of the date on which the condemning authority takes possession and the lease shall otherwise continue in full force and effect.

     (c) Any award for any taking of all or any part the Demised Premises under the power of eminent domain shall be the property of the Lessor, whether such award shall be made as compensation for diminution in value of the leasehold or for taking of the fee.
Nothing contained herein, however, shall be deemed to preclude Lessee from obtaining, or to give Lessor any interest in, any award to Lessee for damages for cessation or interruption of Lessee's business. See Special Stipulation #49

14. FIRE AND CASUALTY. (a) If the leased premises should be totally destroyed by fire, tornado or other casualty, or if the premises should be so damaged that the rebuilding or repairs cannot reasonably be completed within one hundred eighty (180) working twenty (120) days after the date of the casualty, this Lease shall terminate and the rent shall be abated for the unexpired portion of the Lease, effective as of the date of the casualty.

     (b) If the leased premises should be partially damaged by fire, tornado or other casualty, and rebuilding or repairs can reasonable be completed within one hundred eighty (180) working twenty (120) days from the date of the casualty, this Lease shall not terminate, but Lessor may at its sole risk and expense proceed with reasonable diligence to rebuild or repair the building or other improvements to substantially the condition in which they existed prior to the damage. If the demised premises are to be rebuilt or repaired and are untenantable in whole or in part following the damage, and the damage or destruction was not caused or contributed by intentional act or negligence of the Lessee, its agents, employees, invitee or others for whom the Lessee is responsible, the rent payable under this Lease during the period for which premises are inhabitable shall be adjusted to such an extent as may be fair and reasonable under the circumstances. In the event that Lessor fails to complete the necessary repairs or rebuilding within one hundred eighty (180) twenty
(120) days from the date of the casualty, Lessee may at its option terminate this Lease by delivering written notice of termination to Lessor, whereupon all rights and obligations under the Lease shall cease to exist; provided, however, that said 180 120 day period may be extended by a period of up to 180 60 days for which Lessor is delayed from completing said repairs and rebuilding due to fire, theft, labor, dispute, governmental regulation, act of God or other cause beyond Lessor's control. Lessee may exercise its right to cancel the Lease pursuant to the preceding sentence only by delivering said notice to Lessor within (10) twenty (20) business days after the date by which Lessor is required to complete said repairs or rebuilding.

     (c) Notwithstanding anything herein to the contrary, in the event the holder of any indebtedness secured by a mortgage or deed of trust covering the premises requires that the insurance proceeds be applied to such indebtedness, the Lessor shall have the right to terminate this Lease by delivering written notice of termination to Lessee, whereupon all rights and obligations hereunder shall cease and terminate, subject to any rights of Lessor for amounts due hereunder and unpaid.

15. HOLD HARMLESS. Lessor shall not be liable to Lessee's employees, agents, invitees, licensees or visitors, or to any other person, for any injury to person or damage to property on or about the leased premises caused by the negligence or misconduct of Lessee, its agents, servants or employees, or of any other person entering upon the leased premises under express or implied invitation by Lessee, or caused by the building and improvements located on the leased premises becoming out of repair, or caused by leakage of gas, oil, water or steam or by electricity emanating from the leased premises or due to any other cause. Lessee agrees to indemnify and hold harmless Lessor from any loss, attorney's fees, expenses or claims arising out of any such damage or injury. Any liability insurance which may be carried by Lessor with respect to the Leased Premises shall be for the sole
benefit of Lessor and under its sole control.    See Special
Stipulation #50

16. QUIET ENJOYMENT. Subject to the terms of this Lease, Lessor hereby covenants and agrees that Lessee, upon payment of the required rents and performing the terms, conditions, covenants and agreements contained in this Lease, shall peaceably and quietly have, hold and enjoy the leased premises during the full term of this Lease as well as any extension or renewal without let or hindrance by Lessor or its agent; provided, however, that Lessee accepts this Lease subject and subordinate to any recorded mortgage, deed of trust or other lien hereafter placed on the leased premises, and Lessee agrees upon demand to execute additional instruments subordinating this Lease as Lessor may require.

17. LESSOR'S RIGHT OF ENTRY. With prior notice except in the case of emergency Lessor shall have the right, at all reasonable hours, to enter the leased premises for the following; inspection; cleaning or making repairs; alterations or additions as Lessor may deem necessary or desirable within the last six months of the Lease for purposes of showing the leased premises to prospective Lessees (notwithstanding anything in the Rules and Regulations to the contrary); determining Lessee's use of the leased premises; or determining if any act of default under this Lease has occurred; showing the Leased Premises to prospective lessees or purchasers provided that Lessor shall not interfere with the operation of Lessee's business.

18. ASSIGNMENT OR SUBLEASE. Lessor shall have the right to transfer and assign, in whole or in part, its rights and obligation sin the building and property that are the subject of this Lease and its rights and obligations under this Lease. Upon such an assignment, Lessor shall be fully and automatically released from all obligations and liabilities under this lease. Lessee shall not assign this Lease or sublet all or any part of the leased premises without the prior written consent of Lessor which consent shall not be unreasonably withheld. Lessor shall have the option, upon receipt from Lessee of written request for Lessor's consent to subletting or assignment, to cancel this Lease or modify the lease for a portion of the Premises in a sublease as of the date the requested subletting or assignment is to be effective. The option shall be exercised, if at all, within fifteen (15) days following Lessor's receipt of said written request from Lessee by delivery to Lessee of written notice of Lessor's intention to exercise the option. In the event Lessor terminates this Lease pursuant to the preceding sentence, Lessor shall have the right to lease the premises to any entity whatsoever, including without limitation Lessee's proposed assignee or sublessee.

In the event of any assignment or subletting, Lessee shall nevertheless at all times, remain fully responsible and liable for the payment of the rent and for compliance with all of its other obligations under the terms, provisions and covenants of this Lease. In the event that Lessor consents to any assignment or sublease of any portion of the Demised Premises, Lessee shall pay Lessor, within five
(5) days of receipt, seventy-five percent (75%) fifty percent (50%) of the amount of rent payable by such sublessee or assignee in excess of the amount of rent payable by Lessee (net of costs associated with such sublease or assignment including but not limited to tenant improvements, commissions, free rent, and other concessions) hereunder with respect to the portion of the Demised Premises sublet or assigned. Lessee covenants and agrees to provide Lessor with a quarterly statement, prepared and verified by a certified public accountants, stating the amount of rent paid in cash or other non-cash considerations by its sublessee(s) or assignee(s) during such quarterly period. If such statement shows Lessee failed to make the full payments required by this Paragraph, a late charge equal to tent percent (10%) of the amount due shall be paid by Lessee as additional rent hereunder. Upon the occurrence of any "event of default" as defined below, if all or any part of the leased premised are then assigned or sublet, Lessor, in addition to any other remedies provided by this Lease or provided by law, may at its option, collect directly from the assignee or sublessee all rents becoming due to Lessee by reason of the assignment or sublease and Lessor shall have a security interest in all properties on the leased premise to secure payment of such sums. Any collection directly by Lessor from the assignee or sublessee shall not be construed to constitute a novation or a release of Lessee from the further performance of its obligations under this Lease. Consent to one assignment or sublease shall not destroy or waive this provision, and all later assignments and sublease shall likewise be made only upon the prior written consent of Lessor. Sublessees or assignees shall become liable to Lessor for all obligations of the Lessee hereunder without relieving Lessee's liability hereunder. For purposes of this Paragraph 18, if Lessee is a corporation, a transfer of at least 50% of the voting shares of Lessee shall be deemed as assignment of this lease. If Lessee is a joint venture, general partnership or limited partnership, a transfer of 50% or more of the interests held by the general partner(s) of Lessee shall be deemed as assignment of this lease. See Special Stipulation #51.

19. SURRENDER AND HOLDING OVER. Lessee shall deliver up and surrender to Lessor possession of the demised premises upon the expiration of the Lease, or its termination in any way, in as good condition and repair as the same shall be at the commencement of said term (damage by fire and other perils and normal wear and tear excepted), and shall deliver the keys at the office of Lessor or Lessor's agent. Should Lessee or any party claiming under Lessee remain in possession of the demised premises, or any part thereof, after any termination of this Lease, no tenancy or interest in the demised premises shall result therefrom and no holding over by Lessee, whether with or without consent of Lessor shall operate to extend this Lease except as otherwise provided, but such holding over shall be an unlawful detainer and all such parties shall be subject to immediate eviction and removal, and Lessee shall, upon demand, pay to Lessor as liquidated damages, a sum equal to twice one and one half times the rent which would have been payable by Lessee had the holdover period been a part of the original term of this lease.

20. DEFAULTS BY LESSEE. The following events shall be deemed to be events of default by Lessee under this Lease:

     (a) Lessee shall fail to pay any installation of the rent hereby reserved when due, and such failure shall continue for a period of five (5) ten (10) days from the date such installment was due. Lessor to provide written notice thereof to Lessee provided that no such notice shall be required if Lessee has received a similar notice within 365 days prior to such violation or failure.

     (b) Lessee shall be come insolvent, or shall make a transfer in fraud of creditors or shall make an assignment for the benefit of creditors.

     (c) Lessee shall file a petition under any section or chapter of any federal bankruptcy act, as amended, or under any similar law or statute of the United States or any State thereof; or Lessee shall be adjudged bankrupt or insolvent in proceedings filed against Lessee thereunder.

     (d) A receiver or trustee shall be appointed for all or substantially all of the assets of Lessee.

     (e) The filing of an involuntary petition against Lessee as the subject debtor under the Bankruptcy Code or other insolvency laws, which is either not dismissed within thirty (30) days of filing, or results in the issuance of an order for release against the debtor, whichever is later.

     (f) Lessee shall desert or abandon all or any substantial portion of the premises

     (g) Lessee shall assign this Lease or sublet all or any part of the leased premises in violation of Paragraph 18.

     (h) Lessee shall fail to comply with any terms, provisions or covenant of this Lease (other than the foregoing in this paragraph
20), and shall not cure such failure within twenty (20) thirty (30) days after written notice thereof to Lessee provided that no such notice shall be required if Lessee has received a similar notice within 365 days prior to such violation or failure.

     (i) the institution of a foreclosure action upon all or a substantial portion of Lessee's real or personal property.

     (j) Lessee shall commit any act on the premises which is inconsistent with the Declaration of Subdivision Regulations of Oakbrook Center, Gwinnett County, Georgia, dated January 26, 1979, as amended from time to time.

21. REMEDIES FOR LESSEE'S DEFAULT. (a) Upon the occurrence of any of such events of default described in paragraph 20 hereof, Lessor shall have the option to pursue any one or more of the following remedies without notice or demand whatsoever.

     (i) Terminate this Lease by giving written notice of such termination to Lessee, in which event Lessee shall immediately surrender the premises to Lessor, and if Lessee fails to do so, Lessor may, without prejudice to any other remedy which it may have for possession or arrearage in rent, enter upon and take possession of the premises and expel or remove Lessee and any other person who may be occupying such premises or any part thereof, or may recover possession under and by virtue of the laws of the State of Georgia, without being liable for prosecution or any claim of damages therefor and Lessee agrees to pay to Lessor on demand the amount of all loss and damage which Lessor may suffer by reason of such termination, whether through inability to relet the premises on satisfactory terms or otherwise.

     (ii) Should this Lease be terminated before the expiration of the term of this Lease by reason of Lessee's default as hereinabove provided, or if Lessee shall abandon or vacate the Demised Premises before the expiration or termination of the term of this Lease without having paid the full rental for the remainder of such term, Lessor shall have the option to relet the Demised Premises for such rent and upon such terms as are reasonable under the circumstances and , if the full rental reserved under this Lease (and any of the costs, expenses or damages indicated below) shall not be realized by Lessor, Lessee shall be liable for all damages sustained by Lessor, including, without limitation, deficiency in rent, reasonable attorney's fees, brokerage fees and expenses of placing the Demised premises in first class rentable condition. Lessor, in putting the Demised Premises in good order or preparing the same for re-rental may, at Lessor's option, make such alterations, repairs, or replacements in the Demised Premises as Lessor, in its sole judgment, considers advisable and necessary for the purpose of reletting the Demised Premises, and the making of such alterations, repairs, or replacements shall in no event be liable in any way whatsoever for failure to relet the Demised Premises, or in the event that the Demised Premises are relet, for failure to collect the rent under such reletting, and in no event shall Lessee be entitled to receive the excess, if any, of such net rent collected over the sums payable to Lessee to Lessors hereunder.

     (iii) Enter upon the premises and do whatever Lessee is obligated to do under the terms of this Lease and Lessee agrees to reimburse Lessor on demand for any expenses which Lessor may incur in thus effecting compliance with Lessee's obligations under this Lease, and Lessee further agrees that Lessor shall not be liable for any damages resulting to the Lessee from such action, whether caused by the negligence of Lessor or otherwise.

     (b) Nothing contained herein shall prevent the enforcement of any claim Lessor may have against Lessee for anticipatory breach of the unexpired term of this Lease. In the event of a breach or anticipatory breach by Lessee of any of the covenants or provision hereof, Lessor shall have the right of injunction and the right to invoke any remedy allowed at law or in equity as if reentry, summary proceedings and other remedies were not provided for herein. Mention in this Lease of any particular remedy shall not preclude Lessor from any other remedy, in law or in equity. Lessee hereby expressly waives any and all rights of redemption granted by or under any present or future laws in the event of Lessee being evicted or dispossessed for any cause, or in the event of Lessor obtaining possession of the Demised Premises, by reason of the violation by Lessee of any of the covenants and conditions of this Lease, or otherwise.

     (c) Lessor shall have a lien upon the personal property of Lessee moved in to the Demised Premises, as and for security for the rent and other obligations of Lessee herein provided. In order to perfect and enforce said lien, Lessor may, at any time after default by Lessee in the payment of rent or default of other obligations to be performed or complied with by Lessee under this Lease, seize and take possession of any and all personal property belonging to Lessee which is found in and upon the Demised Premises. If Lessee fails to redeem the personal property so seized, by payment of whatever sum may be due Lessor under and by virtue of the provisions of this Lease, then and in that event, Lessor shall have the right, after twenty (20) days written notice to Lessee of its intention to do so, to sell such personal property so seized at public or private sale and upon such terms and conditions as to Lessor may appear advantageous, and after the payment of all proper charges incident to such sale, apply the proceeds thereof to the payment of any balance due to Lessor on account of rent or other obligations of Lessee pursuant to this Lease. In the event there shall then remain in the hands of Lessor any balance realized from the sale of said personal property as aforesaid, the same shall be paid over to Lessee. The exercise of the foregoing remedy by Lessor shall not relieve or discharge Lessee from any deficiency owed to Lessor which Lessor has the right to enforce pursuant to any other provision of this Lease.

     (d) Assumption or Assignment by Trustee. (i) In the event Lessee becomes the subject debtor in a case pending under the Bankruptcy Code, Lessor's right to terminate this Lease pursuant to Paragraph 21(a)(i), shall be subject to the rights of the Trustee in bankruptcy to assume or assign this Lease. The Trustee shall not have the right to assume or assign this Lease unless the Trustee (a) promptly cures all defaults under this Lease, (b) promptly compensates Lessor for monetary damages incurred as a result of such default, and (c) provides "adequate assurance of future performance" (as hereinafter defined).

     (ii) Adequate Assurance of Future Performance. Lessor and Lessee hereby agree in advance that the phrase "adequate assurance of future performance." As used in this Subparagraph 21(d)(ii), shall mean that all of the following minimum criteria must be met: (a) the Trustee must pay to Lessor, at the time the next payment of rent is then due under this Lease, in addition to such payment of rent, an amount equal to the next three (3) months rent due under this Lease, said amount to be held by Lessor in escrow until either the Trustee or Lessee defaults in its payments of rent or other obligations under this Lease (whereupon Lessor shall have the right to draw upon such escrowee funds) or until the expiration of this Lease (whereupon the funds shall be returned to Trustee or Lessee); (b) the Lessee or Trustee must agree to pay to Lessor, at any time the Lessor is authorized to and does draw upon the funds escrowee pursuant to this Subparagraph 21(d)(ii), the amount necessary to restore such escrow account to the original level required by said provision; [copyright] Lessee must pay the cost of all services, if any, provided by Lessor for which Lessee is charged (whether directly or through agents or contractors, and whether or not the cost of such services is to be passed through to Lessee) in advance of the performance or provision of such services;
(d) the Trustee must agree that liquidation sales, auctions, or other non-first class business operations shall not be conducted on the Demised Premises without Lessor's prior written approval; (e) the Trustee must agree that the use of the Demised Premises as stated in this Lease will remain unchanged; and (f) the Trustee must agree that the assumption or assignment of this Lease will not violate or affect the rights of other Lessees in the Building.

     (iii) Failure to Provide Adequate Assurance. In the event of a default under Paragraph 20, above, where Lessee is unable (a) to cure its defaults, (b) to reimburse Lessor for its monetary damages, [copyright] to pay when due the rent due under this Lease, or any other payments required of Lessee under this Lease, or (d) to meet the criteria and obligations imposed by Paragraph 21(d)(ii) above, then Lessee agrees in advance that it has not met its burden to provide adequate assurance of future performance, and this Lease may be terminated by Lessor in accordance with Paragraph 21(a)(i) above.

22. LATE CHARGE. Anything contained in this lease to the contrary not withstanding, in order to cover the extra expenses involved in handling delinquent payments, Lessee shall pay a "late charge" of $100.00 or ten percent (10%) five percent (5%) of base rent, whichever is greater, when any installment of rent (base or otherwise, as may be considered additional rental under this lease), is paid more than five
(5) ten (10) days after the due date thereof. It is hereby understood that the late charge is for extra expenses incurred by the Lessor in processing the delinquency.

23. INTEREST ON PAST DUE OBLIGATIONS. Any installment of rent (base or otherwise, as may be considered additional rental under this lease) or other charges or money obligations to be paid by Lessee hereunder which is not paid within 30 days from the date due shall bear interest at a rate of eighteen percent (18%) twelve percent (12%) per annum (but in no event higher than the highest interest rate permitted by law) from the due date until paid.

Pursuit of any of the foregoing remedies shall not preclude pursuit of any of the other remedies herein provided or constitute a forfeiture or waiver of any rent due to Lessor hereunder or of any damages accruing to Lessor by reason of the violation of any of the terms, provisions and covenants herein contained. Now waiver by Lessor of any violation or breach of any of the terms, provision and covenants herein contained shall be deemed or construed to constitute a waiver of any other violation or breach of any of the terms, provisions and covenants herein contained. Lessor's acceptance of the payment of rental or other payments hereunder after the occurrence of any event of default shall not be construed as a waiver of such default, unless Lessor so notifies Lessee in writing. Forbearance by Lessor to enforce one or more of the remedies herein provided upon an event of default shall not be deemed or construed to constitute waiver of such default. If, on account of any breach or default by Lessee in Lessee's obligations under the terms and conditions of this Lease, it shall be come necessary to appropriate for Lessor to employ or consult with an attorney concerning or to enforce or defend any of Lessor's rights or remedies hereunder, Lessee agrees to pay all reasonable attorney's fees. No act or thing done by the Lessor or its agents during the term hereby granted shall be deemed an acceptance of the surrender of the premises, and no agreement to accept a surrender of said premises shall be valid unless in writing signed by Lessor. The receipt by Lessor of rent with knowledge of the breach of any covenant or other provisions contained in this Lease shall not be deemed or construed to constitute a waiver of any other violation or breach of any of the terms, provisions and covenants contained herein.

24. ACTS OF GOD. Lessor shall not be required to perform any covenant or obligation in this Lease, or be liable in damages to Lessee, so long as the performance or nonperformance of the covenant or obligation is delayed, caused by or prevented by act of God or force majeure.

25. ATTORNEY'S FEES AND HOMESTEAD. If any amount owing or payable under this Lease are collected by or through an attorney at law, Lessee the non-prevailing party agrees to promptly reimburse Lessor the prevailing party for all reasonable attorney's fees. Lessee waives all homestead rights and exemptions which Lessee may have under any law as against any obligation owing this Lease and assigns so much thereof to Lessor as may be necessary to secure payment and performance of Lessee's obligations under this Lease.

26. LESSEE ESTOPPEL CERTIFICATE. At any time and from time to time, Lessee agrees upon request in writing from Lessor, to execute, acknowledge and deliver to Lessor, or to Lessor's mortgagee or financial institution, a statement in writing certifying to all or any part of the following information as Lessor shall request: (I) that this Lease constitutes the entire agreement between Lessor and Lessee and is unmodified and in full force and effect (or if there have been modifications, that the same is in full force and effect as modified and stating the modification); (ii) the dates to which the base rental, additional rental and other charges hereunder have been paid, and the amount of any security deposits held by Lessor; (iii) that the demised premises have been completed on or before the date of such letter and that all conditions precedent to the Lease taking effect have been carried out; (iv) that Lessee has accepted possession, that the lease term has commenced, that Lessee is occupying the said premises and that Lessee knows of no default under the Lease by Lessor and there are no defaults or offsets which Lessee has against enforcement of the Lease by Lessor; (v) the actual commencement date of the Lease and the expiration date of the Lease; and (vi) that Lessee's facility is open for business, provided such facts are true and ascertainable. In the event Lessee fails to provide such letter as above described within ten (10) twenty (20) days after Lessor' written request therefore, Lessee does hereby make, constitute and irrevocably appoint Lessor as its attorney-in-fact and in this name, place and stead so to do.

27.  RIGHTS OF MORTGAGEES.   If the interests of Lessor under this
Lease shall be sold and/or assigned by reason of foreclosure of other proceedings for enforcement of any first mortgage on the leased premises, Lessee shall be bound to the transferee (whether mortgagee or third party purchaser, either or whom is referred to herein as "Purchaser") under the terms, covenants and conditions of this Lease for the balance of the term remaining, and any extensions or renewals that have been exercised by Lessee, with the same force and effect as if the Purchaser were the Lessor under this Lease and Lessee agrees to attorn to Purchaser provided Purchaser assumes in writing the obligations of lessor hereunder. The attornment is to be effective and self-operative without the execution of any further instruments upon Purchaser succeeding to the interest of Lessor under this Lease. The respective rights and obligations of Lessee and Purchaser upon the attornment, to the extent of the then remaining balance of the term of this Lease, and any exercised extensions and renewals shall be and are the same as those set forth in the Lease.

28. DEFINITIONS. The following definitions apply to the terms defined as those terms are used throughout this Lease.

     (a) "Abandon" means the vacating of all or a substantial portion of the leased premises by Lessee, whether or not Lessee is in default of the rental payments due under this Lease.

     (b) An "act of God" or "force majeure" is defined for purpose of this Lease agreement as strikes, lockouts, sit-downs, material or labor restrictions by a governmental authority, riots, floods, washout, explosions, earthquakes, fire, storms, acts of the public enemy, wars, insurrections and any other cause not reasonably within the control of Lessor and which by the exercise of due diligence Lessor is unable, wholly or in part, to prevent or overcome.

     (c) Notwithstanding the provisions of Paragraph 2 hereinabove, and without creating a conflict therewith, the taking of possession by Lessee shall be conclusively deemed to establish that the improvements have been completed and that the leased premises are in good and satisfactory condition as of the date possession was so taken by Lessee.

     (d) "Real property tax" means all city, state, and county taxes and assessments including special taxing, district taxes or assessments, or any future taxes levied in lieu of or in addition to real property taxes.

29. SUCCESSORS. This Lease and all the covenants, provisions and conditions herein contained shall be binding upon and inure to the benefit of Lessor and Lessee and their respective heirs, personal representatives, successors and permitted assigns; provided, however, that no assignment by, from, through or under Lessee in violation of the provisions hereof shall vest in the assigns any right, title or interest whatsoever. It is hereby covenanted and agreed that should Lessor'' interest in the Leased premises cease to exist for any reason during the term of the Lease, then notwithstanding the happening of such event this Lease nevertheless shall remain unimpaired and in full force and effect and Lessee hereunder agrees to attorn to the then owner of the leased premises.

30. EXTRINSIC EVIDENCE. It is expressly agreed by Lessee, as a material consideration for the execution of this Lease Agreement, that this Lease, with the specific references to written extrinsic documents, is the entire agreement of the parties; that there are, and were, no verbal representations, understandings, stipulations, agreements or promises pertaining to this Lease Agreement or the expressly mentioned written extrinsic documents not incorporated in writing in the Lease Agreement. It is likewise agreed that this Lease may not be altered, waived, amended or extended except by an instrument in writing, signed by both Lessor and Lessee.

31.  NOTICE.   (a)  All rent and other payments required to made by
lessee shall be payable to Lessor at the address set forth below, or any other address Lessor may specify from time to time by written notice delivered to Lessee.

     (b) All payments required to be make by Lessor to Lessee shall be payable to Lessee at the address set forth below, or at any other address within the United States as Lessee may specify from time to time by written notice.

     (c) Any notice or document required to be delivered by this Lease shall be deemed to be delivered (whether or not actually received) when deposited in the United States Mail, postage prepaid, certified mail, return receipt requested, addressed to the parties at the respective address set out below.

LESSOR:                                 LESSEE:
The Northwestern Mutual Life Insurance  ViewCall America, Inc.
Company
c/o Peterson Management Company, Inc.   1555 Oakbrook Drive
2849 Paces Ferry Road                   Suite 165
Suite 700                               Norcross, GA  30093
Atlanta, GA  30339-3769                 Attn: Mike Casey
Attn: Lease Administrator
With Copies to:
The Northwestern Mutual Life Insurance
Company
720 W. Wisconsin Avenue
Milwaukee, Wisconsin  53202
Attn: Richard A. Schnell

and
The Northwestern Mutual Life Insurance
Company
Atlanta Regional Office
#5 Concourse Parkway
Suite 2410
Atlanta, GA  30328
Attn: Paul Gregory

32. REAL ESTATE COMMISSION. Lessee warrants that he has had no dealings with any real estate Broker(s) or Agent(s) in connection with the negotiation of this lease, excepting only Peterson Management Company, Inc. for Lessor and William Leonard & Co. for Lessee and that he knows of no other real estate Broker(s) or Agents(s) who is or might be entitled to a commission in connection with this lease. Lessor shall pay all brokerage commissions due and payable to the Broker(s) or Agent(s) named above and such brokerage commission shall be paid in accordance with a separate agreement between Lessor and Broker(s) or Agent(s). Lessee shall indemnify Lessor from any other commission claims by Brokers or Agents not named under this paragraph.

33. CONDITIONAL MUTUAL WAIVER OF SUBROGATION. Each party hereby waives its right to recover against the other, for any losses or claimed losses that are caused by or result from risks normally covered by a standard policy of Fire and Extended Coverage Insurance except where waiver has or would have the effect of invalidating or denying either party's coverage under any Fire and Extended Coverage Insurance policy held at the time of loss, in which case this Mutual Waiver of Rights of Recovery shall be of no force or effect. Lessee agrees to obtain an endorsement from Lessee's Fire and Extended Coverage Insurer(s) that such insurer(s): (a) has waived its rights for subrogation as against any party for who Lessee has waived its right of recovery pursuant to the terms of this Lease, or (b) has agreed that Lessee's coverage shall not be invalidated should the Lessee-insured waive in writing prior to loss its right of recovery for any loss covered by such policy, and to provide evidence of such endorsement upon Lessor's request. Lessor agrees, to the extent is does not act as a self-insurer, to obtain a similar endorsement from Fire and Extended Coverage Insurer; however failure to obtain endorsement shall not constitute a default under the terms of the lease.

34. AMENDMENTS. No amendment to this Agreement shall be binding on any of the parties to the Agreement unless it is in writing and executed by all parties with the same formality as this Agreement is executed.

35. ENFORCEABILITY. If any term, covenant or condition of this agreement or the application thereof to any person or circumstances shall, to any extent, be invalid or unenforceable, the remainder of this Agreement or the application of such terms, covenants and conditions to persons or circumstances other than those as to which it is held invalid or unenforceable, shall be affected thereby and each term, covenant or condition of this Agreement shall be valid and enforced to the fullest extent permitted by law.

36. CUMULATIVE. All right, powers and privileges conferred hereunder upon the parties shall, unless otherwise provided, be cumulative and not restricted to those given by Law.

37. APPLICABLE LAW. This Agreement shall be construed and interpreted under the law of the State of Georgia.

38. LIMITATION OF LESSOR'S LIABILITY. If Lessor shall fail to perform any covenant, term or condition of this Lease upon Lessor's part to be performed, Lessee hereby releases Lessor from any personal liability for such default. Should Lessee, as a consequence of such default, recover a money judgment against Lessor, such judgment shall be satisfied only out of (I) the proceeds of sale produced upon execution of such judgment and levy thereon against Lessor's interest in the entire demised premises and improvements thereon, (ii) the rents or other income from such property receivable by Lessor and
(iii) the consideration received by Lessor from the sale of all or any part of Lessor's interest in the entire demised premises, and Lessor shall not be liable for any deficiency. The provisions of this article are not designed to relive Lessor from the performance of any of its obligations hereunder, nor do they constitute a liquidated damages clause, but rather to limit Lessor's liability in the case of recovery of a judgment against it, as aforesaid, nor shall nay of the provisions of this Paragraph 38 be deemed to limit or otherwise affect Lessee's right to obtain injunctive relief or specific performance or avail itself of any other right or remedy which may be accorded Lessee by law or this Lease. In the event of sale or other transfer of Lessor's right title and interest in the building of which the demised premises are a part and an assumption of this lease by the purchaser or transferee, Lessor shall thereafter be released from all liability and obligations hereunder. This paragraph shall inure to the benefit of any such purchaser or transferee.

39. EXCEPTION TO DEMISE. Notwithstanding anything to the contrary herein contained, this Lease is subject to all easements and other restrictions and agreements affecting the Building or Demised
Premises, both recorded and unrecorded.

40. STATEMENT OF ACCEPTANCE. After completion of the Premises in accordance with the terms of this Lease, Lessee, prior to occupancy, will furnish Lessor with a written statement confirming Lessee's acceptance of the Premises and confirming the Commencement Date of the term of this Lease.

41. HAZARDOUS SUBSTANCES. (a) the term "hazardous substance(s)" as used in the Lease, is defined as follows:

     Any element, compound, mixture, solution, particle or substance, which presents danger or potential danger for damage or injury to health, welfare or the environment including, but not limited to: (i) those substances which are inherently or potentially radioactive, explosive, ignitable, corrosive, reactive, carcinogenic, or toxic and
(ii) those dangerous to health, welfare or to the environment by any federal, municipal, state, county or other government or quasi-governmental authority and/or any department or agency thereof.

     Lessee represents and warrants to Lessor that at all times during the terms of this Lease and any extensions or renewals thereof, Lessee shall:

     (a) obtain Lessor's prior written consent, which consent, shall be granted or withheld in Lessor's sole discretion, to the manufacturing, processing, distributing, using, producing, treating, storing (above or below ground level), disposing or allowing to be present (the "Presence") of hazardous substances in or about the Premises. In connection with each such consent request by Lessee, Lessee shall submit to Lessor a description, including the composition, quality and all other information requested by Lessor concerning the proposed presence of any hazardous substance. Lessor's consent to the presence of any hazardous substance may be deemed given only by inclusion of a description of the composition and quantity of the proposed hazardous substance on Schedule A to the Addendum to Lease. Any hazardous substance, which Lessor has agreed to the presence thereof, shall be deemed to be an allowed substance for purposes of this article. Lessor's consent to the presence of any hazardous substance at any time during the lease term or renewal thereof shall not waive the requirement of obtaining Lessor's consent to the subsequent presence of any other, or increased quantities of, hazardous substance, such consent shall be deemed given only by amendment of Schedule A to this Addendum to lease.

     (b) refrain from (and prohibit others from) allowing the presence of any hazardous substance in or about the Premises which is not an allowed substance;

     (c) promptly comply at Lessee's own cost and expense, with all laws, orders, rules, regulations, certificates of occupancy, or other requirements, as the same now exist or may hereafter be enacted, amended or promulgated, or any federal, municipal, state, county or other governmental or quasi-governmental authorities and/or any department or agency thereof relating to the manufacturing, processing distributing, using, producing, treating, storing (above or below ground level), disposing or allowing to be present (the "Presence") of hazardous substances in or about the Premises, whether or not such substances are allowed substances.

     (d) indemnify and hold Lessor, its agents, and employees, harmless from any and all demands, claims causes of action, penalties, liabilities, judgments, damages (including consequential damages) and expenses including, without limitation, court costs and reasonable attorney's fees incurred by Lessor as a result from (a) Lessee's failure to delay in properly complying with such law, order, rule, regulation, certificate of occupancy or other requirement referred to in section (b) (iii), above or (b) any adverse effect which results from the Presence of any hazardous substance in our about the Premises, whether Lessee or Lessee's agents, employees, contractors or any other person claiming under Lessee, with our without Lessee's consent, has caused, either intentionally or unintentionally, the Presence of such hazardous substance. IF any action or proceeding is brought against Lessor, Lessee, upon notice from Lessor, will defend such claim at Lessee's expense with counsel reasonably satisfactory to Lessor. This indemnification by Lessee of Lessor shall survive the termination of the Lease.

     (e) promptly disclose the Lessor by delivering , in the manner prescribed for delivery of notice in the Lease, a copy of any forms, submissions, notices, reports, or other written documentation (Communications) relating to the Presence of any hazardous substance in or about the Premises, whether such Communications are delivered to Lessee or are requested of Lessee by any federal, municipal, state, county or other governmental or quasi-governmental authority and/or any department or agency thereof.

     (f) notwithstanding any other provisions of the Lease, allow Lessor, and any authorized representative of Lessor, access and the right to enter and inspect the Premises for the Presence of any hazardous substance, at any time deemed reasonable by Lessor, without prior notice to Lessee.

     Compliance by Lessee with any provision of this special stipulation shall not be deemed a waiver of any other provision thereof. Without limiting the foregoing, Lessor's consent to the Presence of any hazardous substance shall not relieve Lessee of its indemnity obligations under the terms of this Section 41.

42.  COMMENCEMENT DATE AGREEMENT.  Lessor shall, not later than thirty
(30) days after Lessee takes possession of the premises, prepare and deliver to Lessee an agreement (hereinafter the "Commencement Date Agreement") which shall fix the date upon which the term commenced, the date upon which the obligation to pay Base Rent and Additional Rent commenced and the date upon which the Term shall expire.
Provided Lessee agrees with the information contained in the Commencement Date Agreement, it shall properly execute and return said agreement to Lessor. When fully executed and delivered the Commencement Date Agreement shall supersede any inconsistent terms contained in this Lease and shall be attached to this Lease as Exhibit B.

     IN WITNESS WHEREOF, the parties herein have hereunto set their hands and seals this __________ day of October, 19____.

Signed, sealed and            LESSOR: The Northwestern Mutual Life
delivered in the presence     Insurance Company
of:

________________________      By:   __________________________________

Witness                       Peterson Management Company, Inc.
                              Agent for Lessor

Signed, sealed and            LESSEE: ViewCall America, Inc.
delivered in the presence
of:

_________________________     By:   __________________________________

Witness





BUILDING RULES AND REGULATIONS

1. No additional locks shall be places on doors of the demised premises by Lessee, nor shall any existing locks be changed unless lessor is immediately furnished with two keys thereto. Lessor will without charge furnish Lessee with two keys for each lock existing upon the entrance doors when Lessee assumes possession with the understanding that the termination of the Lease these keys shall be returned.

2. Lessee will refer all contractors, contractor's representatives and installation technicians, rendering any service on the premises for Lessee, to Lessor for Lessor's approval and supervision before performance of any contractual service. This provision shall apply to all work performed in the building including installation of telephone, telegraph equipment, electrical devices and attachments and installations of any nature affecting floors, walls, woodwork, trim, windows, ceilings, equipment or any other physical portion of the building. Nothing herein shall be construed to require Lessor to exercise any care in the approval of supervision of any such person or firm and is solely an agreement for benefit of Lessor.

3. No Lessee shall at any time occupy any part of the building as sleeping or lodging quarters.

4. Less shall not place, install or operate on the demised premises or in any part of the building, any engine, stove or machinery, or conduct mechanical operations or cook thereon or therein, or p;ace or use in or about the premises any explosives, gasoline, kerosene, oil, acids, caustics, or any other flammable, explosive, or hazardous material without written consent of Lessor.

5. Lessor will not be responsible for loss of stolen personal property, equipment, money or jewelry from Lessee's area or public rooms regardless of whether such loss occurs when area is locked against entry or not.

6. Lessee shall not at any time display a "For Rent" sign upon the demised premise for rent.

7. Safes and other unusually heavy objects which might damage the slab or floor structure shall be placed by Lessee only in such places as may be approved by Lessor.

8. Windows facing on corridors and walkways shall at all times by wholly clear and uncovered (except for curtains and such signs as Lessor may approve) so that a full unobstructed view of the interior of the demised premises may be had from the corridors and walkways.

9. Lessor will not permit entrance to Lessee's offices by use of pass key controlled by Lessor, to any person at any time without written permission by Lessee, except employees, contractors, or service personnel directly supervised by Lessor.

10. None of the entries, passages, doors, or hallways shall be blocked or obstructed, or any rubbish, litter, trash, or material of any nature placed, emptied or thrown into these areas, including any alleyways to the rear of the leased premises, or such areas be used at any time except for access or egress by Lessee, Lessee's agents, employees or invitee.

11. The water closets and other fixtures shall not be used for any purpose other than those for which they were constructed, and any damages resulting to them from misuse, or the defacing or injury of any part of the building shall be home by the person who shall occasion it. No person shall waste water by interfering with the faucets or otherwise.

12. No vehicles or animals shall be brought into the building without Lessor's written approval.

13. No sign, tag, label, picture, advertisement, or notice shall be displayed, distributed, inscribed, painted or affixed by the Lessee on any part of the outside of the building or on any part of the inside of the Premises such that it will be visible from the outside of the building without the prior written consent of the Lessor.

14. In the event Lessor should advance upon the request, or for the account of the Lessee, any amount of labor, material, packing, shipping, postage, freight, or express upon articles delivered to the demised premises for the safety, care and cleanliness for the demised premises, the amount so paid shall be regarded as additional rent and shall be due and payable forthwith to the Lessor.

15. Lessee shall not do or permit to be done within the demised premises anything which would unreasonably annoy or interfere with the rights of other Lessees of the building.

16. During the sixty days prior to the expiration of this Lease, Lessor may show the demised premises to prospective Lessees and place upon the windows or doors thereon one or more "For Rent" signs of reasonable dimensions.

17. Lessee shall at no time during the term of this Lease maintain or place any materials outside of the demised premises. No vehicles shall be permanently parked or stored in the designated parking or loading areas of the building without consent of Lessor.

18. Lessee shall keep and maintain all exterior area immediately adjacent to the demised premises and loading facilities in a clean and orderly manner.

19. Lessee shall abide at all time by the rules, regulations and covenants of Oakbrook Center as they currently exist and are amended from time to time.


                             Exhibit "A"

                        SPECIAL STIPULATIONS

Insofar as the following Special Stipulations conflict with any of the foregoing provisions, the following shall control:



43.  BASE RENT:

     In further reference to Paragraph 3, "Base Rent and Security deposit", Lessee agrees to pay Lessor as Base Rental for the Leased Premises according to the following schedule:

Period              Per SF    Month Base Rent     Per Annum

1/1/97 to 12/31/97  6.50      $11,578.13          $138,937.56
1/1/98 to 12/31/98  6.70      $11,934.38          $143,212.56
1/1/99 to 12/31/99  6.90      $12,290.63          $147,487.56

44.  DISCLOSURE:

     In further reference to paragraph 32, all parties hereto acknowledge and agree that Peterson Management Company, Inc. is acting as agent for Lessor in connection with the transactions described herein and shall be paid a commission by Lessor William Leonard & Co. is acting as agent for the Lessee in this transaction and shall be paid a commission by Lessor.

45.  HVAC EQUIPMENT:

     Lessee shall at all times conduct maintenance on the HVAC equipment in the Premises in accordance with all Federal, state or local laws. In the event that a leak occurs in any portion of the HVAC equipment in the Premises, Lessee shall promptly repair such leak in accordance with such Federal, sate or local laws and shall, in any event, repair such leaks within the deadline imposed by such Federal, state or local laws subject to any applicable warranties. Lessee hereby agrees to indemnify, defend and hold Lessor harmless against any and all damages, liabilities, losses, costs and expenses, including reasonable attorneys' fees, incurred by Lessor as a result to Lessee's failure to conduct maintenance on the HVAC equipment in the Premises in accordance with all Federal, state or local laws or as a result of Lessee's failure to repair any leak in any portion of the HVAC equipment in the Premises in accordance with Federal, state or local laws.

     Lessee shall have an annual maintenance check up performed on the heating, ventilation and air condition systems in the demised Premises. Lessee shall provide Lessor with a copy of the maintenance report and shall pay for any repairs from said check-up. Lessee shall be solely responsible for the maintenance and up keep of the heating, ventilation and air conditioning systems in the demised premises. Lessor shall warrant the heating, ventilation and air conditioning systems until February 28, 1997.

46.  ACCESS:

     Lessor agrees to provide to Lessee access to the Premises for renovation by November 1, 1996. No base rent or CAM shall be due for the access.

47.  RIGHT OF FIRST OFFER:

(a) Lessor and Lessee acknowledge that there is currently approximately 10,738 square feet of space in Suite 175 in the Building (hereinafter the "First Offer Space"), as outline on Exhibit "D" of this Lease. Lessor acknowledges that Lessee may wish to expand the Premises and lease the First Offer Space. Lessee, however, acknowledges that Lessor must be in a position to lease the First Offer Space to other tenants. In order to accommodate Lessee's desire regarding the First Offer Space and Lessor's requirements for a future lease of the First Offer Space, Lessor shall grant to Lessee the Right of First Offer to lease the First Offer Space in accordance with the terms and conditions contained herein. In the event Lessor obtains a written offer from a prospective tenant to lease the First Offer Space and Lessor desires to accept such offer, then Lessor shall submit to Lessee in writing all of the material terms and conditions of such proposed offer to lease (hereinafter referred to as the "Offer") and Lessee shall have the right and option to lease the First Offer Space covered by the Offer upon the following terms and conditions:

     1) In no event shall the lease term for the First Offer Space be less than thirty-six (36) months.

     2) In the event the lease term for the First Offer Space extends beyond the expiration date of the Lease, the Lease shall be extended so that the lease terms for both spaces are coterminous.

     3) The Base Rental for the First Offer Space shall be at least the rate which Lessee is paying for Suite 165. In the event the Offer includes tenant improvements to the First Offer Space, Base Rental shall be adjusted so that the rent to be paid by Lessee for the First Offer Space is based on "As-Is" condition of the space.

     If Lessee shall elect to exercise its right to lease the First Offer Space covered by the Offer, written notice of such election shall be give to Lessor within five (5) business days from the time that Lessee first received a copy of the Offer from Lessor (hereinafter referred to as the "Offer Period"), which notice by Lessee shall specify a date that Lessee shall lease the space covered by the Offer, which date shall be not less than thirty
     (30) nor more than ninety (90) days after the giving of notice thereof.

b) Upon exercise of its right to lease the First Offer Space covered by the Offer, Lessor and Lessee shall enter into a written agreement modifying and supplementing this Lease and specifying that the First Offer Space is a part of the Premises under this Lease and containing other appropriate terms and provisions relating to the addition of such area to this Lease, including, without limitation, increasing, adjusting or augmenting Rent as a result of the addition of such space.

c) If a right to Lease pursuant to this Section shall not be exercised within the Offer Period or shall be waived (no notice is deemed to be a waiver of such right), then Lessor shall have the right to offer such space to the prospective tenant, and if such transaction is consummated, Lessee's rights under this Section shall automatically terminate and be of no further force or effect. If a right to lese pursuant to this Section shall not be exercised within the Offer Period or shall be waived (no notice is deemed to be a waiver of such right), and Lessor fails to lease the space covered by the Offer within six (6) months after Lessor's submission of a copy of the Offer to Lessee, then this section shall be applicable to any subsequent offer to lease the First Offer Space.

d) Notwithstanding the foregoing Right Of First Offer and any other provision of this Lease to the contrary, such Right of First Offer is conditioned upon this Lease being in full force and effect and there being no default under this Lease. If Lessee fails to exercise the foregoing Right of First Offer as provided in and in strict accordance with the terms of this Section, or if the condition above is not entirely satisfied, the foregoing Right of First Offer shall automatically terminate and be of no further force or effect, or if exercised, shall be null and void.

e) Lessee shall not have the right to assign its Right of First Offer to any sublessee of the Premises or any portion thereof or to any assignee of this Lease, nor may any such sublessee or assignee exercise or enjoy the benefit of such Right of First Offer.

f) Notwithstanding any other term or provision of this Section or elsewhere in the Lease, expressed or implied, it is understood and agreed by the Lessee that , (i) Lessor shall not be liable for the failure or inability of Lessee to exercise or benefit from any or all rights granted in this Section with respect to said First Offer Space or any portion thereof by reason of such superior rights and options of the existing lessees, and (ii) Lessee shall not be entitled to any compensation, consolation, consideration, replacement of such space, or any other remedy from or against Lessor by reason of such failure or inability.


48.  RENEWAL OPTION:

     As long as Lessee is not then in default and has fulfilled each and every provision of this Lease, Lessee shall have the option, with written notice to Lessor by October 1, 1999, to extend this Lease for three additional years at the then market rent for comparable space in Gwinnett County, Georgia. This option is not assignable to another entity and is based on "as is" condition of the Premises.

49.  CONDEMNATION:

     Notwithstanding the provisions of Article 13 of the Lease, Lessee shall be entitled to retain any condemnation proceeds which are separately awarded to Lessee or which are otherwise available under applicable law, including but not limited to Lessee's moving costs and other costs of relocation or the interruption of or damage to Lessee's business.

50.  INDEMNIFICATION:

     Notwithstanding the provisions of Article 15 of this Lease, Lessee shall not be required to defend, indemnify and hold harmless Lessor from any liability for injury, loss, accident, claims or damage to any person or property resulting from the gross negligence of Lessor, its agents, contractors, servants, employees, or licensees in connection with Lessor's activities on the Premises. Lessor agrees to defend, indemnify, and hold harmless Lessee from and against any and all claims arising from the gross negligence of Lessor, its agents, contractors,
     servants, employees and licensees.   Such exclusion from Lessee's
     indemnity obligation and such agreement by Lessor to indemnify Lessee are not intended to and shall not relieve any insurance carrier of its obligations under policies required to be carried by Lessee pursuant to the Lease to the extent such policies cover the gross negligence of Lessor or its agents, contractors, servants, employees, or licensees; provided, however, that this sentence shall in no way be construed to imply the availability of any double or duplicate coverage following the primary liability of such carrier. Lessee waives no claim for damages or other relief against Lessor arising as a result of Lessor's gross negligence.

51.  ASSIGNMENT OR SUBLETTING:

     Notwithstanding the provision of Article 18 of this Lease, Lessee shall have the right, without prior consent of the Lessor, to assign this Lease or sublet the whole or any part of the premises to a corporation of entity which: 1) is Lessee's parent corporation; or 2) is a wholly owned subsidiary of Lessee or Lessee's parent corporation; or 3) is a corporation of which Lessee or Lessee's parent corporation owns in excess of fifty percent (50%) of the outstanding capital stock; or 4) as a result of consolidation or merger with Lessee and/or Lessee's parent corporation; or 5) a corporation to which substantially all of Lessee's assets may be transferred. Any transfer pursuant to 1,2,3,4 or 5 above, shall be subject to the following conditions:
     a) Lessee shall remain fully liable during the unexpired term of this Lease; and b) any such assignment, sublease or transfer shall be subject to all of the terms, covenants and conditions of this Lease, and such assignee, sublessee or transferee shall expressly assume the obligations of Lessee under the Lease by a document reasonably satisfactory to Lessor.

52.  IMPROVEMENTS

     Lessor shall close openings in the demising wall to demise the Premises and separate it from Suite 175 at its sole cost and expense. Except for these improvements, Lessee shall accept the Premises in "as-is" condition.


                             EXHIBIT "B"

                     COMMENCEMENT DATE AGREEMENT


Mr. Mike Casey
ViewCall America, Inc.
1555 Oakbrook Drive
Suite 165
Norcross, GA  30093

RE: Commencement Date Agreement - to the Lease dated October _____, 1996, between ViewCall America, Inc. and the Northwestern Mutual Life Insurance Company.

Dear Mike:

The Commencement Date for the Lease noted for the Premises located at Oakbrook Place, more particularly known as Suite 165 at 1555 Oakbrook Drive, Norcross, Georgia, 30093, is hereby set as January 1, 1997.

The base rental shall be paid as follows:


                        Base Rental Schedule


Period              Per SF         Month Base Rent     Per Annum

1/1/97 to 12/31/97  6.50           $11,578.13          $138,937.56
1/1/98 to 12/31/98  6.70           $11,934.38          $143,212.56
1/1/99 to 12/31/99  6.90           $12,290.63          $147,487.56

Please acknowledge your acceptance of the above by signing below and returning this letter to me. We are pleased to have you at Oakbrook Place. If we can be of assistance, please do not hesitate to call.

Sincerely,



Stephen K. Weltlich
Vice President

Agreed to this _______ day of _______________, 19____.

____________________________
(Signature)


                             EXHIBIT "C"

                             FLOOR PLAN

                         1555 Oakbrook Drive
                              Suite 165
                              21,375 SF



                             EXHIBIT "D"

                              SITE PLAN

                         1555 Oakbrook Drive
                              Suite 165
                              21,375 SF



                             EXHIBIT "E"

                            SIGN CRITERIA

All Lessees at Oakbrook Place will be allowed to install a Lessee identification sign for their Premises as follows:

1. Front elevation sign shall consist of individual non-illuminated brushed aluminum letters with a maximum height of 12". Company logo will be permitted in same constructions with maximum size of 12" x 12".
2. Rear and front door lettering to consist of vinyl die cut letters reading Lessee name and Suite number with maximum height of 3". Only a flat white color is acceptable unless approved by Lessor.
3. Lessee shall be responsible for all costs incurred for fabrication and installation of Lessee's signs.
4. Before installation of signage, Lessee must submit to Lessor a detailed sketch and layout of proposed signage for Lessor's written approval.

                             EXHIBIT "F"

                            Schedule "A"


                      FIRST AMENDMENT TO LEASE


STATE OF GEORGIA
COUNTY OF GWINNETT

THIS, First Amendment to Lease, made and entered into this ______ day of October, 1996 by and between the NORTHWESTERN MUTUAL LIFE INSURANCE COMPANY hereafter referred to as "Lessor" and VIEWCALL AMERICA, INC., hereafter referred to as "Lessee"/

                             WITNESSETH:

WHEREAS, Lessor and Lessee entered into a Lease Agreement dated
October 21, 1996 for the Premises located at Suite 165 at 1555
Oakbrook Drive, Norcross, Georgia 30093 initially containing 21,375 square feet (hereinafter referred to as "Lease");

WHEREAS, Lessor and Lessee desire to further amend the Lease in certain respects and to ratify and confirm all provisions of the Lease Agreement;

NOW THEREFORE, in consideration of the Premises, the sum of ten and no/100 dollars ($10.00) in hand paid by Lessee to Lessor, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1.   EXPANSION

2.   The Premises shall be expanded to include Suite 175 containing
     10,738 square feet.   The new size of the Premises shall be
     32,113 square feet.

3.   FIRST RIGHT OF OFFER

4.   Since the Premises will now include Suite 175, Paragraph 47,
     First Right Offer, page 16 of the lease, is hereby deleted and is of no further force and effect.

5.   REVISED BASE RENT

     In further reference to Paragraphs 1 and 43 of the Lease, Paragraph 43 is hereby deleted and the revised schedule for Base Rent in the Premises shall be the following:


Period              Per SF    Month Base Rent     Per Annum

1/1/97 to 1/31/97   $4.33     $11,578.13          $138,937.56
2/1/97 to 12/31/97  $6.50     $17,394.54          $208,734.48
1/1/98 to 12/31/98  $6.70     $17,929.76          $215,157.12
1/1/99 to 12/31/99  $6.90     $18,464.98          $221,579.76

4.   REVISED COMMENCEMENT DATE LETTER:

     A revised Commencement Date Letter reflecting the above terms is now included as Exhibit A, attached.

5.   IMPROVMENTS:

     Paragraph 52, Improvements, is hereby deleted and is of no further force and effect.

Signed, sealed and            LESSOR: The Northwestern Mutual Life
delivered in the presence     Insurance Company
of:

_________________________     By:   __________________________________

Witness                       Peterson Management Company, Inc.
                              Agent for Lessor

Signed, sealed and            LESSEE: ViewCall America, Inc.
delivered in the presence
of:


__________________________    By:   __________________________________

Witness




                             EXHIBIT "A"

                     COMMENCEMENT DATE AGREEMENT


Mr. Mike Casey
ViewCall America, Inc.
1555 Oakbrook Drive
Suite 165
Norcross, GA  30093

RE: Commencement Date Agreement - to the Lease dated October _____, 1996, between ViewCall America, Inc. and the Northwestern Mutual Life Insurance Company.

Dear Mike:

The Commencement Date for the Lease noted for the Premises located at Oakbrook Place, more particularly known as Suite 165 at 1555 Oakbrook Drive, Norcross, Georgia, 30093, is hereby set as January 1, 1997.

The base rental shall be paid as follows:


                        Base Rental Schedule

Period              Per SF    Month Base Rent     Per Annum

1/1/97 to 1/31/97   $4.33     $11,578.13          $138,937.56
2/1/97 to 12/31/97  $6.50     $17,394.54          $208,734.48
1/1/98 to 12/31/98  $6.70     $17,929.76          $215,157.12

1/1/99 to 12/31/99  $6.90     $18,464.98          $221,579.76

Please acknowledge your acceptance of the above by signing below and returning this letter to me. We are pleased to have you at Oakbrook Place. If we can be of assistance, please do not hesitate to call.

Sincerely,



Stephen K. Weltlich
Vice President

Agreed to this _______ day of _______________, 19____.

____________________________
(Signature)